Exhibit 3.1

SECOND AMENDED AND RESTATED BY-LAWS

OF

DESTINATION XL GROUP, INC.

Section 1.	Certificate of Incorporation and By-Laws.

1.1 These Second Amended and Restated By-Laws (these “By-Laws”) are subject to the Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”). In these By-Laws, references to the Certificate of Incorporation and By-Laws mean the provisions of the Certificate of Incorporation and the By-Laws as are from time to time in effect.

Section 2.	Offices.

2.1 Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

2.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 3.	Stockholders.

3.1 Location of Meetings. All meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors. Any adjourned session of any meeting shall be held at the place designated in the vote of adjournment.

3.2 Annual Meeting. The annual meeting of stockholders for the election of directors shall be held at such date and time as shall be designated from time to time by the Board of Directors. Any other business as may be required or permitted by law or these By-Laws may properly come before the annual meeting.

3.3 Notice Of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Such notice may specify the business to be transacted and actions to be taken at such meeting. No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted. Prompt notice of all action taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.

3.4 Special Meetings. Except as otherwise required by law and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office and may not be called by any other person or persons.

3.5 Notice Of Special Meeting. Written notice of a special meeting of stockholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall, except as required by applicable law, be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted. Prompt notice of all action taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.

3.6 Stockholder List. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

3.7 Quorum Of Stockholders. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law, or by the Certificate of Incorporation or by these By-Laws. Except as otherwise provided by law, no stockholder present at a meeting may withhold his or her shares from the quorum count by declaring his or her shares absent from the meeting.

3.8 Conduct of Meetings; Adjournment. The Board of Directors may adopt such rules and procedures for the conduct of stockholder meetings as it deems appropriate. At each meeting of stockholders, the Chairman or, in the absence of the Chairman, the President or, if there is no President or if there be one and the President is absent, such other person as may be designated by the Board of Directors (or in the absence of any such designation, the Secretary), shall preside over the meeting. Except to the extent inconsistent with the rules and procedures as adopted by the Board of Directors, the person presiding over the meeting of stockholders shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include, (A) the establishment of an agenda or order of business for the meeting, (B) rules and procedures for maintaining order at the meeting and the safety of those present, (C) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine, (D) restrictions on entry to the meeting after the time fixed for the commencement thereof and (E) limitations on the time allotted to questions or comments by participants. The person presiding over any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary or, in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. If none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board of Directors and, if the Board of Directors has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting. The order of business at all meetings of stockholders shall be as determined by the person presiding over the meeting.

3.9 Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his or her attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. Except as otherwise provided by law, a stockholder may revoke any proxy which is not irrevocable by attending the meeting for which the proxy was given and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

3.10 Inspectors. The Board of Directors, in advance of any meeting of stockholders, shall, to the extent required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall, to the extent required by law, appoint one or more inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall (A) ascertain the number of shares of stock outstanding and the voting power of each, (B) determine the shares of stock represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (C) count all votes and ballots, (D) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (E) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

3.11 Action By Vote. When a quorum is present at any meeting, whether the same be an original or an adjourned session, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Certificate of Incorporation or by these By-Laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

3.12 Action Without Meetings.

(a) Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation, request that a record date be fixed for such purpose. The Board of Directors shall promptly, but in all events within ten days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to Section 9.1). If no record date has been fixed by the Board of Directors by ten days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be as specified in Section 9.1(b).

(b) (1) Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations shall bear the date of signature of each stockholder who signs the consent, and no consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section, consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation, and not revoked.

(2) A consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

(3) In the event of the delivery to the Corporation of a consent, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consent. For the purpose of permitting the inspectors to perform such review, no consent shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 3.12 and applicable law have been obtained to authorize or take the action specified in the consent, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 3.12 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent, whether before or after such certification by the independent inspectors, or to take any other action (including the commencement, prosecution or defense of any litigation with respect thereto and the seeking of injunctive relief in such litigation). If after such investigation the independent inspectors shall determine that the consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the consent shall be filed in such records, at which time the consent shall become effective as stockholder action. In conducting the investigation required by this Section, the independent inspectors may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

3.13 Matters To Be Considered At Annual Meetings.

(a) At any annual meeting of stockholders or any special meeting in lieu of annual meeting of stockholders (for purposes of this Section 3.13 and Section 4.15 hereof, hereinafter referred to as an “Annual Meeting”), only business (other than business relating to the nomination or election of directors which is governed by Section 4.15) that has been properly brought before the stockholder meeting in accordance with the procedures set forth in this Section 3.13 shall be conducted. To be considered as properly brought before an Annual Meeting, business must be: (a) specified in the notice of the Annual Meeting, (b) otherwise properly brought before the annual meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the Annual Meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the requirements set forth in this Section 3.13. Subject to Section 3.13(i), and except with respect to nominations or elections of directors, which are governed by Section 4.15, this Section 3.13 is the exclusive means by which a stockholder may bring business before a meeting of stockholders. Any business brought before a meeting in accordance with Section 3.13 is referred to as “Stockholder Business”.

(b) In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder of record of any shares of capital stock entitled to vote at such Annual Meeting, such stockholder shall: (i) give timely notice as required by this Section 3.13 to the Secretary of the Corporation and (ii) be present at such Annual Meeting, either in person or by a representative. A stockholder’s notice shall be timely if delivered to, or mailed to and received by, the Corporation, addressed to the Secretary of the

Corporation, at its principal executive office not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding Annual Meeting (for purposes of this Section 3.13 and Section 4.15 hereof, hereinafter referred to as the “Anniversary Date”); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than thirty days before the Anniversary Date or more than sixty days after the Anniversary Date, a stockholder’s notice shall be timely if delivered to, or mailed to and received by, the Corporation, addressed to the Secretary of the Corporation, at its principal executive office not later than the close of business on the later of (A) the ninetieth day prior to the scheduled date of such Annual Meeting or (B) the tenth day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. In no event shall an adjournment, postponement or deferral, or public announcement of an adjournment, postponement or deferral, of a stockholder meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

(c) A stockholder’s notice to the Secretary must set forth:

(1) the name and record address of each stockholder proposing Stockholder Business (the “Proponent”), as they appear on the Corporation’s books;

(2) the name and address of any Stockholder Associated Person;

(3) as to each Proponent and any Stockholder Associated Person, (A) the class or series and number of shares of stock directly or indirectly held of record and beneficially by the Proponent or Stockholder Associated Person, (B) the date such shares of stock were acquired, (C) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such Stockholder Business between or among the Proponent, any Stockholder Associated Person or any others (including their names) acting as part of a group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any Stockholder Associated Person, with respect to shares of stock of the Corporation (a “Derivative”) and (E) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proponent or Stockholder Associated Person has a right to vote any shares of stock of the Corporation. The information specified in Section 3.13(c)(3) is referred to herein as “Stockholder Information”;

(4) a representation that each Proponent is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such Stockholder Business;

(5) a brief description of the Stockholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the bylaws, the language of the proposed amendment) and the reasons for conducting such Stockholder Business at the meeting;

(6) any material interest of each Proponent and any Stockholder Associated Person in such Stockholder Business;

(7) a representation as to whether the Proponent intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such Stockholder Business or (b) otherwise to solicit proxies from stockholders in support of such Stockholder Business;

(8) all other information that would be required to be filed with the Securities and Exchange Commission if the Proponents or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act; and

(9) a representation that the Proponents shall provide any other information reasonably requested by the Corporation.

(d) The Proponents shall also provide any other information reasonably requested by the Corporation within ten business days after such request.

(e) In addition, the Proponent shall further update and supplement the information provided to the Corporation in the stockholder’s notice to the Secretary or upon the Corporation’s request pursuant to Section 3.13(d) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is the later of ten business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received by the Corporation at its principal executive office, addressed to the Secretary of the Corporation, no later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days before the date for the meeting (in the case of the update and supplement required to be made as of ten business days before the meeting or any adjournment or postponement thereof).

(f) If the Board of Directors or a designated committee thereof determines that any stockholder notice was not made in a timely fashion in accordance with the provisions of this Section 3.13 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.13 in any material respect, the related Stockholder Business shall not be required to be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the Stockholder Business was properly brought before the meeting in accordance with the terms of this Section 3.13. If the presiding officer determines that any stockholder notice was not made in a timely fashion in accordance with the provisions of this Section 3.13 or that the information provided in a stockholders notice does not satisfy the information requirements of this Section 3.13 in any material respect, such proposal shall not be required to be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this Section 3.13, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the Annual Meeting with respect to such proposal.

(g) If the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of stockholders to present the Stockholder Business such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(h) For purposes of these By-Laws:

(1) “public announcement” shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (iii) a letter or report sent to all stockholders of record of the Corporation at the time of the mailing of such letter or report;

(2) “Stockholder Associated Person” means with respect to any stockholder, (i) any other beneficial owner of stock of the Corporation that are owned by such stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the stockholder or such beneficial owner; and

(3) “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, or the direct or indirect ownership of 50% or more of the outstanding voting securities of a person.

(i) Notwithstanding the foregoing provisions of this Section 3.13, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.13, and nothing in this Section 3.13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 4.	Directors.

4.1 Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

4.2 Vacancies. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the Certificate of Incorporation or of these By-Laws as to the number of directors required for a quorum or for any vote or other actions. A director so elected shall hold office until the earlier of the expiration of the term of office of the director whom he or she replaced, a successor is elected and qualified or until he or she sooner dies, resigns, is removed or becomes disqualified.

4.3 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each director shall hold office until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified.

4.4 Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which shall have and may exercise all the powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

4.5 Committees. The Board of Directors may (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the Certificate of Incorporation or by these By-Laws they are prohibited from so delegating. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the conduct of business by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of a committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

4.6 Regular Meeting. Regular meetings of the Board of Directors may be held without call or notice at such place within or without the State of Delaware and at such times as the Board of Directors or its Chairman may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

4.7 Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places as may be determined by the Chairman of the Board of Directors or the President on notice to each director given by one of the means specified in Section 4.8 hereof. In addition, special meetings shall be called by the Chairman, President or Secretary and held at such places as may be determined by the Chairman, President or Secretary on notice to each director given by one of the means specified in Section 4.8 hereof on the written request of any two or more directors.

4.8 Notice. If notice is required by law, the Certificate of Incorporation or these By-Laws, it shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram or other means of electronic transmission at least twenty-four hours before the meeting, addressed to him at his or her usual or last known business or residence address or to give notice to him in person or by telephone at least twelve hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

4.9 Quorum. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole Board of Directors. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

4.10 Action By Vote. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the Board of Directors.

4.11 Action Without A Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or other means of electronic transmission, and such writing or writings or other means of electronic transmission are filed with the records of the meetings of the Board of Directors or of such committee. Such consent shall be treated for all purposes as the act of the Board of Directors or of such committee, as the case may be.

4.12 Participation In Meetings By Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors or of any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

4.13 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The Board of Directors may also allow compensation for members of special or standing committees for service on such committees.

4.14 Resignation Or Removal Of Directors. Unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the stock issued and outstanding and entitled to vote at an election of directors. Any director may resign at any time by delivering his or her resignation in writing to the President or the Secretary or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time; and without in either case the necessity of its being accepted unless the resignation shall so state. No director resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no director removed shall have any right to receive compensation as such director for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

4.15 Director Nominations.

(a) Nominations of candidates for election as directors of the Corporation at any Annual Meeting may be made only (a) by, or at the direction of, a majority of the directors then in office or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the timing, informational and other requirements set forth in this Section 4.15. Any stockholder who has complied with the timing, informational and other requirements set forth in this Section 4.15 and who seeks to make such a nomination, or such stockholder’s representative, must be present in person at the Annual Meeting. Only persons nominated in accordance with the procedures set forth in this Section 4.15 shall be eligible for election as directors at an Annual Meeting. A stockholder nominating persons for election to the Board of Directors is referred to as the “Nominating Stockholder”. Persons nominated in accordance with Section 4.15 are referred to as “Stockholder Nominees”.

(b) Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 4.15. A stockholder’s notice shall be timely if delivered to, or mailed to and received by, the Corporation, addressed to the Secretary of the Corporation, at its principal executive office not less than ninety days nor more than one hundred twenty days prior to the Anniversary Date; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than thirty days before the Anniversary Date or more than sixty days after the Anniversary Date, a stockholder’s notice shall be timely if delivered to, or mailed and received by, the Corporation, addressed to the Secretary of the Corporation, at its principal executive office not later than the close of business on the later of (i) the ninetieth day prior to the scheduled date of such Annual Meeting or (ii) the tenth day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

(c) A stockholder’s notice of nomination must set forth:

(1) the Stockholder Information with respect to each Nominating Stockholder and Stockholder Associated Person;

(2) a representation that each stockholder nominating a Stockholder Nominee is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

(3) all information regarding each Stockholder Nominee and Stockholder Associated Person that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act, the written consent of each Stockholder Nominee to being named in a proxy statement as a nominee and to serve if elected;

(4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Nominating Stockholder, Stockholder Associated Person or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Nominating Stockholder, Stockholder Associated Person or any person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive of such registrant;

(5) a representation as to whether the Nominating Stockholders intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (b) otherwise to solicit proxies from stockholders in support of such nomination;

(6) all other information that would be required to be filed with the Securities and Exchange Commission if the Nominating Stockholders and Stockholder Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act; and

(7) a representation that the Nominating Stockholders shall provide any other information reasonably requested by the Corporation.

(d) The Nominating Stockholders shall also provide any other information reasonably requested by the Corporation within ten business days after such request.

(e) In addition, the Nominating Stockholder shall further update and supplement the information provided to the Corporation in the stockholder’s notice of nomination or upon the Corporation’s request pursuant to Section 4.15(d) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is ten business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered to, or mailed and received by, the Corporation, addressed to the Secretary of the Corporation, at its principal executive office, by no later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days before the date for the meeting (in the case of the update and supplement required to be made as of ten business days before the meeting or any adjournment or postponement thereof).

(f) If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this Section 4.15 or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 4.16 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 4.15, the presiding officer of the Annual Meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not made in accordance with the terms of this Section 4.15 or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 4.15 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 4.15, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the Annual Meeting with respect to such nominee.

(g) If the stockholder (or a qualified representative of the stockholder) does not appear at the applicable stockholder meeting to nominate the Stockholder Nominees, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 4.15, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(h) Notwithstanding anything to the contrary in the second sentence of Section 4.15(b), in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least ninety days prior to the Anniversary Date, a stockholder’s notice required by this Section 4.15 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation, addressed to the Secretary of the Corporation, at its principal executive office not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(i) No person shall be elected by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 4.15.

Election of directors at an Annual Meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such Annual Meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as directors at an Annual Meeting in accordance with the procedures set forth in this Section 4.15 shall be provided for use at such Annual Meeting.

(j) To be eligible to be a nominee for election or reelection as a director, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 4.15) to the Secretary at the principal executive office of the Corporation a written questionnaire with respect to the background and qualification of such nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such nominee (A) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as a director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a director under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Corporation that are applicable to directors.

Section 5.	Notices.

5.1 Form Of Notice. Whenever, under the provisions of law, or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any stockholder, such notice may be given by mail, addressed to such stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by law, notice to any stockholder may also be given by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware, in which case such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware. It shall be the duty of each stockholder to notify the Corporation of his or her post office address. Notice to directors shall be given as specified in Section 4.8

5.2 Waiver Of Notice. Whenever notice is required to be given under the provisions of law, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors or members of a committee of the directors need be specified in any written waiver of notice.

Section 6.	Officers And Agents.

6.1 Election; Enumeration; Qualification. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Treasurer, a Secretary and such other officers, if any, as the Board of Directors from time to time may in its discretion elect or appoint including without limitation one or more Vice Presidents. Any officer may be, but none need be, a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to secure the faithful performance of his or her duties to the Corporation by giving bond in such amount and with sureties or otherwise as the Board of Directors may determine. If any office becomes vacant, the directors may elect a successor.

6.2 Powers And Duties Of The Officers.

(A) Chairman Of The Board. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and stockholders of the Corporation. The Chairman shall have such powers and perform such duties and functions as may from time to time be assigned by the Board of Directors.

(B) President. The President shall be the Chief Executive Officer of the Corporation, responsible for the general day-to-day management of the business of the Corporation. The President shall have general supervision and direction of the other officers, employees and agents of the Corporation, subject to the control of the Board of Directors. The President shall from time to time make such reports of the affairs and operations of the Corporation as the Board of Directors may direct and shall have such other powers and perform such other duties and functions as may from time to time be assigned by the Board of Directors.

(C) Senior Vice Presidents. Each Senior Vice President shall have such powers and perform such duties and functions as may from time to time be assigned by the Board of Directors. One Senior Vice President shall be designated by the Board of Directors to, in the event of the President’s absence or disability, perform all the duties and exercise the powers of the President.

(D) Vice Presidents. Each Vice President shall have such powers and perform such duties and functions as may from time to time be assigned by the Board of Directors.

(E) Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders of the Corporation and shall keep the minutes thereof in appropriate books. The Secretary shall give or cause to be given notice of all meetings of stockholders, and special meetings of the Board of Directors to the extent otherwise provided in the By-Laws, and shall perform such other duties as may be incidental to the office of Secretary or as may from time to time be assigned by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors. The Secretary shall have custody of the books and records of the Corporation, except such books and records as may be in the custody of the Treasurer or another person authorized by the Board of Directors to have such custody.

(F) Treasurer. The Treasurer shall have the custody of the corporate funds and securities of the Corporation and shall be responsible for the keeping of full and accurate accounts of receipts and disbursements in books belonging to the Corporation, for the deposit of all moneys and other valuable effects in the name and to the credit of the corporation, and for the disbursement of the funds of the Corporation subject to the order of the Board of Directors. The Treasurer shall render to the Chairman of the Board of Directors, the President and the Board of Directors whenever they may so require an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall, if required by the Board of Directors, give the Corporation a bond in such sum or sums and with such surety or sureties as shall be satisfactory to the Board of Directors, conditioned upon the faithful performance of his or her duties.

(G) Assistant Secretaries. The Board of Directors may appoint one or more Assistant Secretaries who shall perform the duties and exercise the powers of the Secretary in the Secretary’s absence or disability and have such other powers and perform such other duties and functions of the Secretary as may from time to time be assigned by the Board of Directors.

(H) Assistant Treasurers. The Board of Directors may appoint one or more Assistant Treasurers who shall perform the duties and exercise the powers of the Treasurer in the Treasurer’s absence or disability and have such other powers and perform such other duties and functions of the Treasurer as may from time to time be assigned by the Board of Directors.

(I) Subordinate Officers. The Corporation may have such subordinate officers as the Board of Directors may from time to time deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the Chairman of the Board of Directors or an officer designated pursuant to this Section 6.2 may prescribe.

(J) Delegation Of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Chairman of the Board of Directors, the President or the Board of Directors may confer for the time-being the powers or duties, or any of them, of such officer upon any other officer. In the absence of an officer, that officer’s duties shall be performed and his or her authority may be exercised by the next most senior officer, with seniority expressed by the order of appearance in this Section 6.2, and, within a category, by seniority in a particular position, with the right reserved to the Board of Directors to make such designation or supersede any designation so made.

6.3 Tenure. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his or her successor is elected and qualified unless a shorter period shall have been specified in terms of his or her election or appointment, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each agent of the Corporation shall retain his or her authority at the pleasure of the directors, or the officer by whom he or she was appointed or by the officer who then holds agent appointive power.

6.4 Resignation And Removal. Any officer may resign at any time by delivering his or her resignation in writing to the President or the Secretary or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in any case the necessity of its being accepted unless the resignation shall so state. The Board of Directors may at any time remove any officer either with or without cause. The Board of Directors may at any time terminate or modify the authority of any agent. No officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no officer removed shall have any right to any compensation as such officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

Section 7.	Capital Stock.

7.1 Stock Certificates. The shares of stock of the Corporation shall be represented by certificates, uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. If shares are represented by certificates such certificates shall be in such form as shall, in conformity to law, the Certificate of Incorporation and the By-Laws, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by the President or a Vice-President and (i) the Treasurer or an Assistant Treasurer or (ii) the Secretary or an Assistant Secretary. Any of or all the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the time of its issue.

7.2 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 8.	Transfer Of Shares Of Stock.

8.1 Transfer On Books. Subject to any restrictions with respect to the transfer of shares of stock, in the case of certificated shares of stock, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the Corporation may reasonably require; and, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation.

Section 9.	General Provisions.

9.1 Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action to which such record date relates. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Subject to Section 3.12, for the purposes of determining the stockholders entitled to express consent to corporate action in writing without a meeting, unless otherwise required by the Certificate of Incorporation or applicable law, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board of Directors and shall not be more than ten days after the date on which the record date was fixed by the Board of Directors. If no record date is fixed, then:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Certificate of Incorporation), when no prior action by the Board of Directors is required by applicable law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; and when prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors takes such prior action; and

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

9.2 Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

9.3 Payment Of Dividends. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

9.4 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

9.5 Fiscal Year. The fiscal year of the Corporation shall end the Saturday closest to the 31st of January unless otherwise determined by the Board of Directors.

9.6 Seal. The Board of Directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the Board of Directors.

Section 10.	Indemnification.

10.1 Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 10.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors.

10.2 Expenses. To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under Section 10 or otherwise.

10.3 Procedures; Non-Exclusivity; Remedies.

(a) If a claim for indemnification or advancement of expenses under Section 10 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(b) The rights conferred on any Covered Person by Section 10 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of these By-Laws, the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise.

(c) The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.

(d) Any amendment or repeal of the foregoing provisions of Section 10 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.

(e) Section 10 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Section 11.	Amendments.

11.1 These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors. If the power to adopt, amend or repeal By-Laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-Laws.